UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 12, 2016

Date of Report (Date of earliest event reported)

SYCAMORE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27273	04-3410558
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

300 Brickstone Square, Suite 201

Andover, MA 01810

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code: (978) 662-5245

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01:	Other Events

As previously reported, on March 7, 2013, Sycamore Networks, Inc. (the “Company”) filed a certificate of dissolution with the Secretary of State of the State of Delaware pursuant to the Plan of Complete Liquidation and Dissolution previously approved by the Company’s Board of Directors and stockholders. In accordance with applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), the Company’s corporate existence is scheduled to cease on March 7, 2016 following a three-year wind down period. On February 12, 2016, the Company filed a petition (the “Petition”) in the Delaware Court of Chancery (the “Court of Chancery”) requesting an extension in accordance with the DGCL of up to an additional two years of the Company’s wind down period, or such shorter period as the Board of Directors of the Company deems necessary to make a final determination with respect to the Company’s remaining non-cash assets, which primarily consist of an investment in Tejas Networks India Private Limited, a private company in India (“Tejas”). The Company currently believes that it may be possible to realize some value with respect to its investment in Tejas; however, the possible receipt of any such potential value is subject to substantial risks and uncertainties which are outside of the Company’s control, including certain obligations between the stockholders of Tejas, and the Company has determined that it cannot reasonably provide an estimate of the net realizable value of its Tejas investment at this time. There can be no assurance as to when, if ever, the Company will be able to realize any value with respect to its investment in Tejas.

The Company stated in the Petition that (i) it intends to retain approximately $3.54 million to cover anticipated expenses that may arise during the two-year extension period, which includes $514,000 currently being reserved for wind down costs and expenses for the period through March 7, 2016; (ii) it expects to distribute to the Company’s stockholders from time to time any portion of the $3.54 million that is not required to cover wind down costs and expenses, as may be determined by the Board in its discretion; and (iii) following a final determination by the Company’s Board of Directors with respect to the Company’s remaining non-cash assets, the Company would expect to make a final liquidating distribution and conclude the dissolution period. The Company is currently waiting for a disposition regarding the Petition from the Court of Chancery. There can be no assurance that the Court of Chancery will enter an order to extend the wind down period as requested in the Petition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sycamore Networks, Inc.

By:	/s/ David Guerrera
David Guerrera
President, General Counsel and Secretary (Duly Authorized Officer and Principal Executive Officer)

Dated: February 17, 2016